UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2008
TRONOX INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-32669	20-2868245

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 N. Robinson, Suite 300
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices, including Zip Code)
(405) 775-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
Tronox Worldwide LLC, a wholly owned subsidiary of Tronox Incorporated (the “Company”) did not make a scheduled payment of interest when due on December 1, 2008 on its $350,000,000 of 9 1/2% Senior Notes due 2012 issued pursuant to that certain Indenture, dated as of November 28, 2005, among Tronox Worldwide LLC, Tronox Finance Corp., and Citibank, N.A, as trustee. Failure to make such interest payment within 30 days of December 1, 2008 would constitute an event of default under the indenture governing the notes, permitting holders of at least 25% in principal amount of the notes to declare the full amount of the notes immediately due and payable.
As previously reported, the Company is evaluating all strategic options including mitigation of environmental liabilities and capital restructuring. Please see the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2008 filed with the Securities and Exchange Commission on November 7, 2008, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Outlook”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRONOX INCORPORATED

Date: December 2, 2008

	By: Name:	/s/ Michael J. Foster Michael J. Foster
	Title:	Vice President, General Counsel and Secretary

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